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                                    EXHIBIT 5



November 6, 2002

Macrovision Corporation
2830 De La Cruz Boulevard
Santa Clara, California 95050

     Re: Macrovision Corporation, Inc. - Registration Statement on Form S-8 for Offering of an Aggregate of 2,250,000 Shares of Common Stock

Lady and Gentlemen:

As in-house counsel to Macrovision Corporation, Inc., a Delaware corporation (the "Company"), I have advised the Company in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") to be filed on November 6, 2002 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an aggregate of up to 2,250,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), which may be issued as follows: up to 1,800,000 shares pursuant to the Company's 2000 Equity Incentive Plan; up to 200,000 shares pursuant to the Company's 1996 Directors Stock Option Plan; and up to 250,000 shares pursuant to the Company's 1996 Employee Stock Purchase Plan (collectively, the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K of the Act.

In connection with this opinion, I have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Plans and originals or copies, certified or otherwise identified to my satisfaction, of such other records, agreements, instruments and documents as I have deemed necessary or appropriate for the purpose of this opinion.

On the basis of such review, I am of the opinion that the Shares covered by this Registration Statement, when issued, delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                           Very truly yours,


                                           /s/ Jack D. Isaacs
                                           --------------------------
                                           Jack D. Isaacs
                                           Contracts Attorney